Exhibit 10.2

AMENDMENT NO. 1

TO BUSINESS ADVISORY AGREEMENT

This Amendment No. 1 to the Business Advisory Agreement  (the "Amendment"), dated September 25, 2020, is by and between  Sphere 3D Corp., an Ontario  corporation (the "Company") and Torrington Financial Services Limited  (the "Advisor")  The  Company and the Advisor are collectively referred to as the "Parties" and individually, a "Party").

WHEREAS, the Parties entered into a Business Advisory Agreement on February 13, 2020 (the "Agreement"); and

WHEREAS, pursuant to the Agreement, the Advisor is to receive certain consideration in the event that the Company enters into a business combination; and

WHEREAS, the Parties wish to amend the Agreement to clarify the Advisor's compensation in the event that the Company closes on its merger with Rainmaker Worldwide Inc.(the "Rainmaker Merger"); and

WHEREAS, the Parties wish to amend Section 2(b) of the Agreement to provide that upon the closing of the Rainmaker Merger, at a ratio of less than 10 to 1 in favor of Sphere 3D, the Advisor will receive 1,800,000 shares of common stock of the Company and that such shares shall constitute full payment under the Agreement.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Parties hereto agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Merger Agreement.

2. Section 2(b) of the Agreement is amended to state that the in the event that the company successfully renegotiates the Rainmaker Merger to include a ratio of at least 10 to 1 Rainmaker shares for each Sphere 3D share, the  Advisor will be entitled to  a flat fee of 1,800,000 shares of the Company's Common Stock which shares shall be issued upon the closing of the proposed merger with Rainmaker Worldwide Inc, subject to the Company receiving all necessary approvals and that such shares shall be included in the Company's listing on the Nasdaq Stock Market, and that such shares shall constitute full payment for the Advisor in connection with the Rainmaker Merger.

The remainder of the Agreement shall remain unchanged and continue to be operative.

3. The Parties shall sign such further and other documents, and do and perform and cause to be done and performed all such further and other acts and things, as may be necessary or desirable in order to give full effect to this Amendment and every part hereof.

4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

5. This Amendment may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.  Delivery by facsimile or by electronic transmission in portable document format (PDF) of an executed counterpart of this Amendment is as effective as delivery of an originally executed counterpart of this Amending Agreement.

6. This Amendment Agreement constitutes the entire agreement between the Parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the Parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof.  This Amendment may not be amended or modified in any respect except by written instrument signed by all of the parties hereto.

7. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

SPHERE 3D CORP.

Per:	/s/ Peter Tassiopoulos
Name: Peter Tassiopoulos
Title: Chief Executive Officer

TORRINGTON FINANCIAL SERVICES LIMITED

Per:	/s/ Freda McWilliams
Name: Freda McWilliams
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Advisory Agreement]